Exhibit 99.1

    Uranium Resources, Inc. Announces Plans for Private Placement

    LEWISVILLE, Texas--(BUSINESS WIRE)--July 29, 2005--Uranium Resources, Inc. (OTCBB:URIX) announced that it has engaged a placement agent to make a best efforts placement of $10 million in value of shares of its Common Stock to selected accredited investors. The Company plans to use the proceeds of the offering for its south Texas mining operations. The shares to be offered will not be registered under the Securities Act of 1933, as amended ("Securities Act") or any state securities laws, and may not be offered or sold in the United States absent such registration or an applicable exemption from the registration requirements.
    This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of these securities. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

    CONTACT: Uranium Resources Inc., Lewisville
             Paul K. Willmott, 972-219-3330